Exhibit 10.1

                               Sublease Agreement

         This Sublease Agreement (Sublease) is made as of the 2nd day of July, 2002, by and between Proview Technology, Inc., a California corporation (Tenant) and Northgate Innovations, Inc., a Delaware corporation (Subtenant).

                                    RECITALS

         This Sublease is made with regard to the following facts:

         A. Tenant is the tenant under the Office Lease (the Master Lease), dated November 1998 with Sentous Street, Inc., a California corporation (the Landlord). A copy of that Master Lease is attached to this Sublease and marked as Exhibit A.



         Under the Master Lease, Tenant leases 77,300 square feet of space located at 801 Sentous Street, City of Industry, California ("Premises").

         B. Subtenant desires to sublease the Premises from Tenant. Tenant has agreed to sublease the Premises to Subtenant on the terms, covenants and conditions stated in this Sublease.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

         1. Sublease. Tenant subleases to Subtenant and Subtenant subleases from Tenant the Subleased Premises, subject to the terms, covenants, and conditions contained in this Sublease. Subtenant hereby expressly assumes and agrees to perform and be bound by all covenants, conditions and obligations binding upon Tenant and the Premises under the Master Lease with regard to the Subleased Premises. This Sublease is expressly subject and subordinate to the Master Lease and all amendments thereto and any mortgages or deeds of trust which encumber Landlord's interest in the Premises.

         2. Term. The terms and provisions of this Sublease shall be effective between Tenant and Subtenant as of the date of this Sublease. The term of this Sublease will commence on the date tenant chooses to take possession but no later than September 16, 2002 and will continue until December 31, 2006.

         3. Rent. Subtenant will pay Rent directly to tenant during the term of this Sublease the fixed amount of $37,104.00 per month, payable monthly in advance on the first day of each month based on a rate of $.48 per square foot of rented space, which sum includes payment of all common area charges, property taxes and operating expenses described in the Master Lease.

         With the execution of this Sublease, Subtenant will deliver to Tenant
(a) the sum of $18,552 representing prorated rent for the month of September 2002; and (b) the sum of $37,104.00 as a damage deposit to be held by Tenant as security for damages and repair to the Premises have suffered only at the termination of this Sublease. This sum shall be returned to

Subtenant upon determination that the Premises have suffered only normal wear and tear during the term of this Sublease. In the event that Subtenant takes possession prior to September 16, 2002, Subtenant shall deliver to Tenant at that time, rent prorated from that date thru September 15, 2002.

         A late charge of six (6%) percent of the Rent shall be incurred if rent is not paid when due. If Rent is not paid when due and Tenant issues a Notice To Pay Rent Or Quit, Subtenant must tender cash or cashier's check only. If Subtenant tenders any check which is dishonored by a banking institution, then Subtenant shall only tender cash or cahier's check for all future payments. This shall continue until such time as written consent is obtained from Tenant. In addition, Subtenant shall be liable in the sum of $25.00 for each check that is returned to Tenant because the check has been dishonored.

         4. Use. Subtenant agrees to use the Subleased Premises in accordance with the provisions of the Master Lease and this Sublease, and for no other purpose.

         5. Master Lease. As applied to this Sublease, the words Landlord and Tenant in the Master Lease will be deemed to refer to Tenant and Subtenant, respectively, under this Sublease.

         Except as otherwise expressly provided in Section 8 of this Sublease, the covenants, agreements, provisions, and conditions of the Master Lease to the extent that they relate to the Subleased Premises and to the extent that they are not inconsistent with the terms of this Sublease are made a part of and incorporated into this Sublease as if recited in full in this Sublease.

         The rights and obligations of the Landlord and the Tenant under the Master Lease will be deemed the rights and obligations of Tenant and Subtenant, respectively, under this Sublease, and will inure to the benefit of, and be binding on, Tenant and Subtenant, respectively. As between the parties to this Sublease only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease will control.

         6. Performance by Tenant; Status of Master Lease.

         6.1. Tenants Performance Conditioned on Landlords Performance. Subtenant recognizes that Tenant is not in a position to render any of the services or to perform any of the obligations required of Landlord by the terms of the Master Lease. Therefore, despite anything to the contrary in this Sublease, Subtenant agrees that performed by Tenant of its obligations under this Sublease is conditioned on performance by the Landlord of its corresponding obligations under the Master Lease, and Tenant will not be liable to Subtenant for any default of the Landlord under the Master Lease.

         Subtenant will not have any claim against Tenant based on the Landlords failure or refusal to comply with any of the provisions of the Master Lease unless that failure or refusal is a result of Tenants act or failure to act. Despite the Landlords failure or refusal to comply with any of those provisions of the Master Lease, this Sublease will remain in full force and effect and Subtenant will pay the base rent and additional rent and all other charges provided for in the Sublease without any abatement, deduction or setoff. Except as expressly provided in this Sublease, Subtenant agrees to be subject to, and bound by, all of the covenants, agreements,

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

terms, provisions, and conditions of the Master Lease, as though Subtenant was the Tenant under the Master Lease.

         6.2 Obtaining Landlords Consent. Whenever the consent of the Landlord is required under the Master Lease, and whenever the Landlord fails to perform its obligations under the Master Lease, Tenant agrees to use its reasonable, good faith efforts to obtain, at Subtenants sole cost and expense, that consent or performance on behalf of Subtenant.

         6.3 No Existing Defaults. Tenant represents and warrants to Subtenant that the Master Lease is in full force and effect, and Tenant has neither given nor received a notice of default under the Master Lease.

         6.4 Preservation of Master Lease. Tenant agrees not to terminate the Master Lease voluntarily, or modify the Master Lease in a manner that adversely affects Subtenants rights under this Sublease. Subtenant and Tenant will each refrain from any act or omission that would result in the failure or breach of any of the covenants, provisions, or conditions of the Master Lease on the part of the Tenant under the Master Lease.

         7. Variations from Master Lease. As between Tenant and Subtenant, the terms and conditions of the Master Lease are modified as stated below in this section 7:

         7.1 Base Rent; Term; Security Deposit. Despite anything to the contrary stated in the Master Lease, the base rent and additional rent payable under this Sublease, and the amount of the security deposit required of the Subtenant are as stated in sections 2, 3 and 4 above.

         7.2 Brokers. The parties to this Sublease warrant to each other that neither party dealt with any broker or finder in connection with the consummation of this Sublease other than NONE (Broker) and each party agrees to protect, defend, indemnify and hold the other party harmless from and against any and all claims or liabilities for brokerage commissions or finders fees arising out of that partys acts in connection with this Sublease to anyone other than Broker. The provisions of this section 7.2 will survive the expiration or earlier termination of this Sublease.

         7.3 Insurance and Condemnation Proceeds. Despite anything contained in the Master Lease to the contrary, as between Tenant and Subtenant only, in the event of damage to or condemnation of the Subleased Premises, all insurance proceeds or condemnation awards received by Tenant under the Master Lease will be deemed to be the property of Tenant, and Tenant will have no obligation to rebuild or restore the Subleased Premises.

         7.4 Notices. Any notice that may or must be given by either party under this Sublease will be delivered (i) personally, (ii) by certified mail, return receipt requested, or (iii) by a nationally recognized overnight courier, addressed to the party to whom it is intended. Any notice given to Tenant or Subtenant shall be sent to the respective address set forth on the signature page below, or to such other address as that party may designate for service of notice by a notice given in accordance with the provisions of this section 7.4. A notice sent pursuant to the terms of this section 7.4 shall be deemed delivered (A) when delivery is attempted, if delivered personally, (B) three (3) business days after deposit into the United States mail, or (C) the day following deposit with a nationally recognized overnight courier.

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

         7.5 Amounts Payable. All amounts payable under this Sublease by Subtenant are payable directly to Tenant.

         7.6 As-Is. Tenant will deliver the Subleased Premises to Subtenant in their current as is condition and Subtenant accepts the Subleased Premises in its condition existing as of the date of the execution of this Sublease, subject to the Master Lease and all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises. Subtenant acknowledges that neither Tenant nor Landlord nor any of their agents or employees have made any representations or warranties as to the suitability of the Subleased Premises for the conduct of Subtenant's business.

         7.7 Tenant Improvements/Alterations. Subtenant acknowledges it will be making modifications to the Subleased Premises which have been or will be approved by Landlord prior to commencement thereof. Subtenant agrees to obtain all requisite permits and licenses from all governmental authorities prior to commencement of any improvements and/or alterations. Subtenant shall give Landlord and Tenant ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit both Landlord and Tenant sufficient time to post appropriate notices of non-responsibility. Subtenant shall pay all the costs of any improvements and/or alterations and will, at its own cost, restore the Premises to the condition in which they received and in broom-clean condition at the termination of this Sublease.

         7.8 Liability Insurance. Subtenant agrees to obtain and keep in force during the term of this Sublease, a Commercial General Liability policy of insurance pursuant to the terms and conditions of the Master Lease naming both the Landlord and the Tenant as additional insureds.

         8. Indemnity. Subtenant agrees to protect, defend, indemnify, and hold Tenant harmless from and against any and all liabilities, claims, expenses, losses and damages (including reasonable attorney fees and costs), that may at any time be asserted against Tenant by (a) the Landlord for failure of Subtenant to perform any of the covenants, agreements, terms, provisions, or conditions contained in the Master Lease that Subtenant is obligated to perform under the provisions of this Sublease, or (b) any person as a result of Subtenants use or occupancy of the Subleased Premises except to the extent any of the foregoing is caused by the negligence or willful misconduct of Tenant. The provisions of this section 8 will survive the expiration or earlier termination of the Master Lease or this Sublease.

         9. Cancellation of Master Lease. In the event the Master Lease is canceled or terminated for any reason, or involuntarily surrendered by operation of law before the expiration date of this Sublease, Subtenant agrees, at the sole option of the Landlord, to attorn to the Landlord for the balance of the term of this Sublease and on the then executory terms of this Sublease.

         That attornment will be evidenced by an agreement in form and substance reasonably satisfactory to the Landlord. Subtenant agrees to execute and deliver such an agreement at any time within ten (10) business days after request by the Landlord. Subtenant waives the provisions of any law now or later in effect that may provide Subtenant any right to terminate this Sublease or to surrender possession of the Subleased Premises in the event any proceeding is brought by the Landlord to terminate the Master Lease.

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

         10. Certificates. Each party to this Sublease will, from time to time as requested by the other party, on not less than ten (10) days prior written notice, execute, acknowledge, and deliver to the other party a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications that this Sublease is in full force and effect as modified and stating the modifications). That statement will certify the dates to which base rent, additional rent, and any other charges have been paid. That statement will also state whether, to the knowledge of the person signing the certificate, the other party is in default beyond any applicable grace period provided in this Sublease in the performance of any of its obligations under this Sublease. If the other party is in default beyond any applicable grace period, the statement will specify each default of which the signer then has knowledge. It is intended that this statement may be relied on by others with whom the party requesting that certificate may be dealing.

         11. Assignment or Subleasing. Subject to the rights of the Landlord and the restrictions contained in the Master Lease in connection with a Transfer, Subtenant is not entitled to assign this Sublease or to sublet all or any portion of the Subleased Premises without the prior written consent of Tenant. That consent may be withheld by Tenant in it sole discretion.

         12. Personal Property. As a further inducement to Subtenant to enter into this Sublease, Tenant agrees to transfer ownership of certain furniture, fixtures and equipment to Subtenant pursuant to the terms and conditions contained in Bill of Sale attached hereto as Exhibit B.

         13. General Provisions.

         13.1. Severability. If any provision of this Sublease or the application of any provision of this Sublease to any person or circumstance is, to any extent, held to be invalid or unenforceable, the remainder of this Sublease or the application of that provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected, and each provision of this Sublease will be valid and be enforced to the fullest extent permitted by law.

         13.2. Entire Agreement. Waiver. This Sublease constitutes the final, complete and exclusive statement between the parties to this Sublease pertaining to the Subleased Premises, supersedes all prior and contemporaneous understandings or agreements of the parties, and is binding on and inures to the benefit of their respective heirs, representatives, successors, and assigns. No party has been induced to enter into this Sublease by, nor is any party relying on, any representation or warranty outside those expressly set forth in this sublease. Any agreement made after the date of this Sublease is ineffective to modify, waive, release, terminate, or effect an abandonment of this Sublease, in whole or in part, unless that agreement is in writing, is signed by the parties to this Sublease, and specifically states that that agreement modifies this Sublease.

         13.3. Captions. Captions to the sections in this Sublease are included for convenience only and do not modify any of the terms of this Sublease.

         13.4. Further Assurances. Each party to this Sublease will at its own cost and expense execute and deliver such further documents and instruments and will take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Sublease.

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

         13.5 Attorney Fees. In the event action is brought by any party to enforce any terms of this agreement or to recover possession of the premises, the prevailing party shall recover from the other party reasonable attorney fees.

         13.6. Governing Law. This Sublease will be governed by and in all respects construed in accordance with the laws of the State of California.

         13.7 Capitalized Terms. All terms spelled with initial capital letters in this Sublease that are not expressly defined in this Sublease will have the respective meanings given such terms in the Master Lease.

         13.8. Word Usage. Unless the context clearly requires otherwise, (a) the plural and singular numbers will each be deemed to include the other; (b) the masculine, feminine, and neuter genders will each be deemed to include the others; (c) shall, will, must, agrees, and covenants are each mandatory; (d) may is permissive; (e) or is not exclusive; and (f) includes and including are not limiting.

         The parties have executed this Sublease as of the date specified above.


                     Tenant: Proview Technology, Inc.

                                         BY:    /s/ Jack L. Legg
                                                --------------------------------
                                                Jack L. Legg, COO

                     Subtenant: Northgate Innovations, Inc.

                                         BY:    /s/ Andy Teng
                                                --------------------------------

                                                 Its  CEO
                                                      --------------------------


                                         BY:
                                                --------------------------------

                                                 Its
                                                      --------------------------


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